UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2023

WisdomTree, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10932	13-3487784
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

250 West 34th Street
3rd Floor
New York, NY 10119
(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WT	The New York Stock Exchange
Preferred Stock Purchase Rights		The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Rilla Delorier as a Class I Director

On August 18, 2023, the Board of Directors (the “Board”) of WisdomTree, Inc. (the “Company”) expanded the Board to ten directors and appointed Rilla Delorier to serve as a Class I member of the Board, with an initial term expiring at the Company’s 2024 annual meeting of stockholders. The Board has determined that Ms. Delorier qualifies as an “independent director” as defined under Section 303A of the New York Stock Exchange Listed Company Manual. She has not been appointed to any committee of the Board at this time.

Ms. Delorier will receive cash and equity compensation as provided under the Company’s Non-Employee Director Compensation Program. Pursuant to this program, upon appointment to the Board, Ms. Delorier received 11,828 shares of restricted stock under the Company’s 2022 Equity Plan, which shares vest on the first anniversary of the grant date. The Company has entered into its standard director indemnification agreement with Ms. Delorier.

There are currently no arrangements or understandings between Ms. Delorier and any other person pursuant to which Ms. Delorier was appointed to serve as a member of the Board. The Company is not aware of any transaction involving Ms. Delorier requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Delorier, 56, a C-suite leader with over 30 years of experience in the banking industry, was most recently the Executive Vice President and Chief Strategy and Digital Transformation Officer at Umpqua Bank, from April 2017 until August 2020. Prior to that, she held various roles at SunTrust Bank from February 2006 until February 2016, including Executive Vice President, Head of the Retail Bank, Chief Marketing Officer and Wealth Management Marketing Director. She also served as Chief Marketing Officer, among other roles, at PNC Advisors from 1999 to 2006. Since June 2022, Ms. Delorier has served on the Board of Directors of Atlantic Union Bankshares Corporation (NYSE: AUB), a regional bank headquartered in Richmond, Virginia, and is a member of its risk and compensation committees. Since November 2020, Ms. Delorier has served on the Board of Directors of Coastal Financial Corporation (Nasdaq: CCB), a community bank and a leader in providing banking as a service (BaaS) to digital financial service providers, and is a member of the audit and compensation committees. Ms. Delorier also has served as a director of Nymbus, Inc., a provider of banking technology solutions for financial institutions, since November 2020, and Central City Concern, a nonprofit organization dedicated to ending homelessness, since June 2018. Ms. Delorier received her B.S. from the University of Virginia and her M.B.A. from Harvard Business School.

A copy of the press release containing information about Ms. Delorier’s appointment is being furnished as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit 99.1	Press Release, dated August 21, 2023

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree, Inc.

Date: August 21, 2023	By:	/s/ Marci Frankenthaler
Marci Frankenthaler
Chief Legal Officer and Secretary

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